EXHIBIT 10.6

                                  AGREEMENT


     THIS AGREEMENT is entered into this 1st day of October, 2001 by and between Timothy J. Brasel, ("Brasel") and Mountain States Lending, Inc. , a Colorado corporation ("the Company").

     WHEREAS, Brasel, a shareholder and director of the Company, has agreed to supervise the manufactured homes segment of the Company's business; and

     WHEREAS, Brasel has agreed not to take a salary in order to conserve the Company's cash flow; and

     WHEREAS, the Company and Brasel desire to compensate Brasel from profits generated by the business he is supervising.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein,

     THE PARTIES HERETO AGREE AS FOLLOWS:

     1. Brasel agrees to devote such amount of his time as is necessary to supervise and conduct the manufactured homes segment of the Company's business as such business is described in the registration statement which the Company
filed with the SEC during August 2001.   In connection therewith, Brasel will
serve as President of Mountain Eagle Homes, Inc., a wholly-owned subsidiary of the Company.

     2. Brasel agrees to personally guarantee any bank loans made to the Company for the purpose of financing the purchase of manufactured homes or the site preparation work for such loans.

     3. The Company agrees to compensate Brasel for such efforts by paying Brasel thirty percent (30%) of any profits generated by Mountain Eagle Homes from the sale of manufactured homes. In calculating the amount of profit, the Company will take into account all revenues and expenses related to the sale of each home. Payments will be made within 10 days after the Company receives a complete accounting of such revenues and expenses.

     4. The term of this agreement shall be two years commencing on the date of this Agreement. At any time during the term of this Agreement the term may be reduced or extended by mutual agreement of the parties.

     5. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     AGREED AND ACCEPTED on the 1st day of October 2001.

MOUNTAIN STATES LENDING, INC.


By:/s/ Mark Massa                         /s/ Timothy J. Brasel
   Mark Massa, President                  Timothy J. Brasel